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

    Number                   [GRAPHIC OMITTED]                         Shares

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                          ASSET SERVICING CORPORATION

The Corporation is authorized to issue 50,000,000 Common Shares - Par Value $.001 each


This Certifies that                  SPECIMEN                    IS THE OWNER OF

----------------------------------------------------------------  fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated____________________


------------------------------ [GRAPHIC OMITTED]  ------------------------------
           SECRETARY-TREASURER                                         PRESIDENT



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